UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On March 9, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Yelp Inc. (the “Company”), pursuant to the authority delegated to it by the Board, approved certain compensation arrangements for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)), other than Rob Krolik, who, as previously reported, will transition out of his role as Chief Financial Officer by the end of 2016 (collectively, the “Executive Officers”).

Base Salaries

The Compensation Committee determined not to make any changes to the Executive Officers’ annual base salaries at this time. Accordingly, each Executive Officer’s base salary will remain at its current level, as set forth in the table below.

Equity Awards

The Compensation Committee approved the grant of (a) options to purchase shares of the Company’s Class A common stock (the “Options”) and (b) restricted stock units covering shares of the Company’s Class A common stock (the “RSUs,” and together with the Options, the “Equity Awards”) to the Executive Officers, as set forth in the table below.

The Compensation Committee granted the Equity Awards pursuant to, and in accordance with the terms and conditions of, the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), the forms of Option Agreement and Grant Notice (together, the “Option Agreements”) and the forms of RSU Agreement and Grant Notice (together, the “RSU Agreements”) previously filed with the SEC. Each Option will have an exercise price of $20.47 per share, representing the fair market value of the Company’s Class A common stock on the date of grant as determined under the terms of the Plan, and a term of 10 years from the date of grant.

		Annual
Named Executive Officer	Title	Base Salary	Options		RSUs
Jeremy Stoppelman	Chief Executive Officer	$1.00	426,200	(1)	—
Geoff Donaker	Chief Operating Officer	$1.00	53,300	(2)	—
Joseph R. (“Jed”) Nachman	Chief Revenue Officer	$325,000.00	53,300	(3)	73,356	(4)
Laurence Wilson	Senior Vice President, Legal and User	$325,000.00	40,000	(3)	55,017	(4)
	Operations, General Counsel and Secretary

(1)	1/24th of the shares underlying this Option will vest each month for two years following the date of grant, provided that Mr. Stoppelman is providing services to the Company at the time of each such vesting.

(2)	1/12th of the shares underlying this Option will vest each month for one year following the date of grant, provided that Mr. Donaker is providing services to the Company at the time of each such vesting.

(3)	1/48th of the shares underlying this Option will vest each month for four years following the date of grant, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

(4)	The shares subject to this RSU vest in equal quarterly installments over four years from the date of grant, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

The foregoing is only a brief description of the material terms of the Options and RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan, Option Agreements and RSU Agreements.

Director Compensation

On March 9, 2016, the Board approved the following changes to the cash compensation provided under the Company’s non-employee director compensation program for Board services:

●	$20,000 per year for service as Chair of the Board (previously no additional cash compensation was paid for service as Chair);
●	$20,000 per year for service as Chair of the Audit Committee of the Board (increased from $10,000 per year); and
●	$9,000 per year for service as a member of the Audit Committee of the Board, other than the Chair (increased from $5,000 per year).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016	YELP INC.

	By:	/s/ Laurence Wilson
Laurence Wilson
Senior Vice President & General Counsel